EXHIBIT 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401 __________________
111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 __________________ www.lucbro.com

August 27, 2024

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111419

Re:	Registration Statement on Form S-1 (333-281773)

Ladies and Gentlemen:

We have acted as counsel to you, SOBR Safe, Inc., a Delaware corporation (the “Company”), in connection with filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by certain selling stockholders of up to an aggregate of 20,638,326 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) consisting of 20,638,326 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of a common stock purchase warrant dated June 4, 2024 (the “Warrant”). The Warrant was issued pursuant to an Inducement Letter dated June 4, 2024, between the Company and the selling stockholders. The Warrant Shares will be issuable pursuant to the term of the Warrant. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is part of the Registration Statement. The Registration Statement registers the Warrant Shares held by the selling securityholders named in the Registration Statement.

In rendering these opinions, we have examined the Company’s Certificate of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

We are opining herein as to the Delaware General Corporation Law, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the offering contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

Upon due exercise of the Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Warrants, and when certificates or book-entry evidence of ownership for the Warrants have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP